Exhibit 10.1

Execution Version

CONSENT NO. 5 AND WAIVER

CONSENT NO. 5 AND WAIVER (this “Consent”) dated as of June 19, 2007, pursuant to the $400,000,000 Amended and Restated Credit Agreement dated as of June 28, 2004 (as heretofore amended, the “Credit Agreement”) among KINDRED HEALTHCARE, INC. (the “Borrower”), the LENDERS party thereto, and JPMORGAN CHASE BANK, N.A. (formerly known as JPMorgan Chase Bank), as Administrative Agent and Collateral Agent.

W I T N E S S E T H:

WHEREAS, the Borrower has informed the Agents and the Lenders that the Borrower proposes to combine its institutional pharmacy business, Kindred Pharmacy Services, Inc. (together with its subsidiaries, “KPS”), with the institutional pharmacy business of PharMerica, Inc. (“PharMerica”) through a spin-off transaction (the “Combination”); in order to effect the Combination, the Borrower intends to designate KPS as an Unrestricted Subsidiary, such designation to become effective upon the receipt by the Administrative Agent of notice thereof;

WHEREAS, the Borrower has also informed the Agents and the Lenders that promptly (and in no event later than ten days) following the designation of KPS as an Unrestricted Subsidiary (i) KPS will enter into a new credit facility which will not be guaranteed by the Borrower or any of its Restricted Subsidiaries (such credit facility agreement and any ancillary agreements related thereto, the “New KPS Credit Facility”), (ii) KPS will borrow approximately $125,000,000 under the New KPS Credit Facility and will distribute the proceeds of such borrowing to Kindred Healthcare Operating, Inc. (“Kindred Operating”; and such distribution the “Cash Distribution”), which proceeds will be used for the general corporate purposes of the Borrower and its Restricted Subsidiaries, (iii) Kindred Operating will distribute all the outstanding shares of KPS (the “KPS Shares”) to the Borrower, and (iv) the Borrower will distribute the KPS Shares to a distribution agent for the benefit of the shareholders of the Borrower (the “Spin-Off”; and such distribution of the KPS Shares by the Borrower, the “Share Distribution”); and

WHEREAS, the Borrower has further informed the Agents and the Lenders that, following the Spin-Off, KPS will merge with a subsidiary of a newly formed entity (“NewCo”) and, following such merger, will be a subsidiary of NewCo. NewCo will continue KPS’s operations and those of PharMerica, with 50% of the outstanding shares of NewCo to be held directly by the Borrower’s shareholders;

NOW, THEREFORE, the parties hereto agree as follows:

Section 1. Defined Terms. Unless otherwise specifically defined herein, each term used herein which is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement.

Section 2. Designation of KPS as an Unrestricted Subsidiary.

(a) The Required Lenders hereby waive compliance by the Borrower with the provisions of Sections 5.06(a), 5.06(c)(i), 5.06(c)(ii), 5.06(c)(iii) and 7.08 of the Credit Agreement to the extent (but only to the extent) necessary to permit the Borrower to designate KPS as an Unrestricted Subsidiary; provided that (x) the Borrower shall evidence such designation to the Administrative Agent by promptly filing with the Agent a certificate of an Executive Officer and a Financial Officer notifying the Administrative Agent of such designation and certifying that such designation complies with the following provisions of this proviso (the “Designation”), (y) after giving effect to the Designation, KPS shall satisfy the requirements of clauses (i), (ii), (iv), (v) (except, in each case, to the extent waived hereunder) and (vi) of Section 5.06(a) of the Credit Agreement and (z) at the time of, and immediately after giving effect to, the Designation, no Default shall have occurred and be continuing.

(b) From and after the time that KPS is designated as an Unrestricted Subsidiary, the Borrower shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, make any additional Investments in KPS unless otherwise permitted under Sections 7.04 and 7.08 of the Credit Agreement.

Section 3. Limitations on Transactions with Affiliates. The Required Lenders hereby waive compliance by the Borrower with the provisions of Section 7.04 of the Credit Agreement to the extent (but only to the extent) necessary to permit the Borrower and any Restricted Subsidiary to (a) provide customary assistance to the arrangers under a commitment letter among KPS, PharMerica, NewCo and such arrangers with respect to the syndication of the New KPS Credit Facility; provided that neither the Borrower nor any Restricted Subsidiary shall be required to provide any material financial support to KPS or to such arrangers in connection therewith, (b) enter into and perform its obligations under any agreement with NewCo and/or its subsidiaries contemplated by, or entered into in connection with, the Master Transaction Agreement dated as of October 25, 2006, (c) provide, at any time prior to the second anniversary of the effective date of the Combination, any services to NewCo and/or its subsidiaries on terms the Borrower or such Restricted Subsidiary determines in its sole judgment to be reasonable; provided that services of a similar nature were provided by the Borrower and/or its Restricted Subsidiaries to KPS or its employees prior to the Combination, and (d) guarantee the obligations of NewCo and/or its subsidiaries under any of the leases set forth on Schedule 1 hereto; provided further, that the transactions referred to in clauses (b) and (c) above shall be those described in or contemplated by the amended registration statement on form S-4 filed by Safari Holding Corporation with the Securities and Exchange Commission on May 23, 2007 (registration no. 333-142940), as the same may be further amended from time to time, or any exhibit thereto.

Section 4. Restricted Payments. The Required Lenders hereby waive compliance by the Borrower with the provisions of Section 7.07(a) of the Credit Agreement to the extent (but only to the extent) necessary to permit the Borrower to effect the Share Distribution; provided that (x) at the time of, and immediately after giving effect to, the Share Distribution, no Default shall have occurred and be continuing and (y) prior to or simultaneously with the Share Distribution, Kindred Operating shall have received the proceeds of the Cash Distribution.

Section 5. Release of Liens. The Borrower and the Required Lenders hereby agree that:

(a) contemporaneously with the Share Distribution, pursuant to Section 2.18 of the Credit Agreement and Section 5(e) and Section 25 of the Security Agreement, the KPS Shares shall be automatically released from the Security Interests of the Security Agreement; provided that such releases shall not extend to any cash or other proceeds received by the Borrower or any of its Restricted Subsidiaries in connection with the consummation of any of the transactions contemplated hereby; and

(b) the Administrative Agent and the Collateral Agent are authorized and directed to (i) execute and deliver all release documents reasonably requested and which are reasonably satisfactory to it to evidence any such release (without the requirement of consent from any Lender) and (ii) execute and deliver any consents, agreements or other instruments requested and which are reasonably satisfactory to it to give effect to or otherwise related to the transactions contemplated hereby (without the requirement of consent from any Lender), in each case, all at the Borrower’s sole cost and expense.

Section 6. Notifications. The Borrower hereby agrees to notify the Administrative Agent, promptly upon the occurrence thereof, of the consummation of each of the Cash Distribution, the Spin-Off and the Share Distribution.

Section 7. Representations Correct; No Default. The Borrower represents and warrants that (a) the representations and warranties contained in the Financing Documents are true as though made on and as of the date hereof and will be true on and as of the Consent Effective Date (as defined below) as though made on and as of such date; provided that those representations and warranties that speak only of a specific date shall only speak as of such date and (b) no Default has occurred and is continuing on the date hereof and no Default will occur or be continuing on the Consent Effective Date.

Section 8. Counterparts. This Consent may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

Section 9. Effectiveness. (a) This Consent shall become effective as of the date hereof on the date (the “Consent Effective Date”) when the Administrative Agent shall have received duly executed counterparts hereof signed by the Borrower and the Required Lenders (or, in the case of any Lender as to which an executed counterpart shall not have been received, the Administrative Agent shall have received facsimile or other written confirmation from such party of execution of a counterpart hereof by such Lender).

(b) Except as expressly set forth herein, the waivers contained herein shall not constitute a waiver of any term or condition of the Credit Agreement or any other Financing Document, and all such terms and conditions shall remain in full force and effect and are hereby ratified and confirmed in all respects.

Section 10. Governing Law. THIS CONSENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the parties hereto have caused this Consent to be duly executed by their respective authorized officers as of the day and year first above written.

KINDRED HEALTHCARE, INC., as Borrower

By:	/s/ Donald H. Robinson
Name:	Donald H. Robinson
Title:	Sr. VP, Tax and Treasurer

JPMORGAN CHASE BANK, N.A., as Administrative Agent, Collateral Agent and as a Lender

By:	/s/ Dawn Lee Lum
Name:	Dawn Lee Lum
Title:	Executive Director

LENDERS

ALLIED IRISH BANKS, P.L.C.

By:	/s/ Albert Perez
Name:	Albert Perez
Title:	Vice President

ALLIED IRISH BANKS, P.L.C.

By:	/s/ Mia Bolin
Name:	Mia Bolin
Title:	Assistant Vice President

THE CIT GROUP/BUSINESS CREDIT, INC.

By:	/s/ John Finore
Name:	John Finore
Title:	Vice President

CITICORP USA, INC.

By:	/s/ William Washburn
Name:	William Washburn
Title:	Director/Vice President

FIFTH THIRD BANK, KENTUCKY, INC.

By:	/s/ Jeffrey A. Thieman
Name:	Jeffrey A. Thieman
Title:	Vice President

GENERAL ELECTRIC CAPITAL CORPORATION

By:	/s/ Dennis Cloud
Name:	Dennis Cloud
Title:	Duly Authorized Signatory

MERRILL LYNCH CAPITAL CORPORATION, a division of Merrill Lynch Business Financial Services, Inc.

By:	/s/ Paula Berry
Name:	Paula Berry
Title:	Vice President

NORTH FORK BUSINESS CAPITAL CORP.

By:	/s/ Thomas F. Furst
Name:	Thomas F. Furst
Title:	Vice President

PNC BANK, N.A.

By:	/s/ Patricia S. Robertson
Name:	Patricia S. Robertson
Title:	Senior Vice President

SIEMENS FINANCIAL SERVICES, INC.

By:	/s/ Mark Picillo
Name:	Mark Picillo
Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ David Wombwell
Name:	David Wombwell
Title:	Senior Vice President

UBS AG, STAMFORD BRANCH

By:	/s/ Richard L. Tavrow
Name:	Richard L. Tavrow
Title:	Director

By:	/s/ David B. Julie
Name:	David B. Julie
Title:	Associate Director

WELLS FARGO FOOTHILL INC.

By:
Name:
Title:

SCHEDULE I

KPS LEASES WITH GUARANTEES

Location	Lessor	Lease Title	Guaranteed by
Boca Raton, FL	Lynn Kaufman Development, Ltd.	Office/Service Lease, dated January 22, 2002, by and between KPS East, Inc. and Lynn Kaufman Development, Ltd.	Kindred Healthcare Operating, Inc.

Franklin, TN	Duke Realty Limited Partnership	Lease Agreement, dated May 13, 2005, by and between Duke Realty Limited Partnership and KPS Nashville, Inc.	Kindred Healthcare Operating, Inc.

Hatfield, PA	Industry Road Industrial Associates, LP	Lease Agreement, dated June 6, 2002, by and between KPS Pennsylvania, Inc. and Industry Road Industrial Associates, LP	Kindred Healthcare, Inc.

Orlando, FL	Liberty Property Limited Partnership	Industrial Lease Agreement, dated April 21, 2004, by and between Kindred Institutional Pharmacy Services, Inc. and Liberty Property Limited Partnership	Kindred Healthcare Operating, Inc.

South Windsor, CT	425 Sullivan Avenue, LLC	Lease Agreement by and between KPS East, Inc. and 425 Sullivan Avenue, LLC	Kindred Healthcare Operating, Inc.